TECHNOLOGY ASSIGNMENT AGREEMENT

This Agreement is entered as of July 18th, 2009, between Arrayit Diagnostics, Inc., a Nevada corporation (“Company”), and Arrayit Corporation, a Nevada corporation (“Developer”).

1.          Assignment. The Developer hereby assigns to the Company, exclusively throughout the world, all right, title, and interest (choate or inchoate) in (i) the subject matter referred to in Exhibit A (“Technology”), (ii) all precursors, portions and work in progress with respect thereto and all inventions, works of authorship, mask works, technology, information, know-how, materials, and tools relating thereto or to the development, support, or maintenance thereof and (iii) all copyrights, patent rights, trade secret rights, trademark rights, mask works rights, sui generis database rights, and all other intellectual and industrial property rights of any sort and all business, contract rights, causes of action, and goodwill in, incorporated or embodied in, used to develop, or related to any of the foregoing (collectively “Intellectual Property”).

2.           Consideration. In consideration of the assignment of the intellectual Property, the Company agrees to issue to the Developer 80% of the Company’s issued and outstanding shares of capital stock (the “Shares”) existing as of the date hereof. The Shares shall be the only consideration required of the Company with respect to the subject matter of this Agreement.

3.            Further Assurances; Moral Rights; Competition; Marketing.

3.1          The Developer agrees to assist the Company in every legal way to evidence, record, and perfect the assignment set forth in Section 1 and to apply for and obtain recordation of and from time to time enforce, maintain, and defend the assigned rights.

3.2          To the extent allowed by law, the assignment of the Intellectual Property in Section 1 includes all rights of integrity, disclosure, and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral” or the like (collectively “Moral Rights”). To the extent the Developer retains any such Moral Rights under applicable law, the Developer hereby ratifies and consents to, and provides all necessary ratifications and consents to, any action that may be taken with respect to such Moral Rights by or authorized by Company and the Developer agrees not to assert any Moral Rights with respect thereto. The Developer will confirm any such ratifications, consents, and agreements from time to time as requested by Company. The Developer also agrees not to sue or challenge in any manner, the validity of the assignment set forth in this Agreement and the Company’s rights to the Intellectual Property set forth hereunder.

4.           Warranty. The Developer represents and warrants to the Company that the Developer: (i) is the sole owner (other than the Company) of all rights, title, and interest in the Intellectual Property and the Technology; (ii) has not assigned, transferred, licensed, pledged, or otherwise encumbered any Intellectual Property or the Technology or agreed to do so, other than to the Company’s lenders in the normal course of business; (iii) has full power and authority to enter into this Agreement and to make the assignment as provided in Section 1; (iv) is not aware of any violation, infringement, or misappropriation of any third party’s rights (or any claim thereof) by the Intellectual Property or the Technology; (v) was not acting within the scope of employment by any third party when conceiving, creating, or otherwise performing any activity with respect to anything purportedly assigned in Section 1; (vi) is not aware of any questions or challenges with respect to the patentability or validity of any claims of any existing patents or patent applications relating to the Intellectual Property; (vii) has been granted the opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of the Shares and to obtain any additional information concerning the Company or the Shares that the Developer deems necessary in connection with his decision to assign the Intellectual Property; (viii) is capable of evaluating the risks of owning the Shares; (ix) is an “Accredited Investor” within the meaning of Regulation D promulgated pursuant to the Federal Securities Act; and (x) has adequate means of providing for his current financial needs, including possible future personal financial contingencies.

5.          Miscellaneous. This Agreement is not assignable or transferable by the Developer without the prior written consent of the Company; any attempt to do so shall be void. The terms and provisions hereof shall inure to the benefit of and be binding upon the Company and its respective successors and assigns. Any notice, report, approval, or consent required or permitted hereunder shall be in writing and will be deemed to have been duly given if delivered personally or mailed by first-class, registered or certified U.S. mail, postage prepaid to the respective addresses of the parties as set forth below (or such other address as a party may designate by ten (10) days’ notice). No failure to exercise, and no delay in exercising, on the part of either party, any privilege, any power, or any rights hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right or power hereunder preclude further exercise of any other right hereunder. If any provision of mis Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of the State of Texas and the United States without regard to conflicts of law provisions thereof. The prevailing party in any action to enforce this Agreement shall be entitled to recover costs and expenses including, without limitation, attorneys’ fees. The terms of this Agreement are confidential to the Company and no press release or other written or oral disclosure of any nature regarding the compensation terms of this Agreement shall be made by the Developer without the Company’s prior written approval; however, approval for such disclosure shall be deemed given to the extent such disclosure is required to comply with governmental rules. Any waivers or amendments shall be effective only if made in writing and signed by a representative of the respective parties authorized to bind the parties. Both parties agree that this Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement.

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          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

ARRAYIT CORPORATION		ARRAYIT DIAGNOSTICS, INC.

By:	/s/ Rene’ A. Sehena	By:	/s/ John Howell
	Rene’ A. Sehena, Chairman and Chief Executive Officer		John Howell, President

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EXHIBIT A TO TECHNOLOGY ASSIGNMENT AGREEMENT

TECHNOLOGY CONTRIBUTED BY DEVELOPER

Developer assigns to Company all of the trade secrets and protocols required for the production and use the ovarian cancer biomarker panel for early stage (pre-symptomatic) screening and detection of ovarian cancer and monitoring of early and late stage ovarian cancer in human patients, including printed microarray substrates containing ovarian biomarkers; hardware required for ovarian biomarker microarray use; reagents required for microarray processing, washing and staining; data quantification and reporting software for reference laboratory, point-of-care, and site-of-care use; pre-packaged kits for reference laboratory, point-of-care and site-of-care use; and any improvements or modifications to the ovarian test made by Developer.

This assignment does not imply any assignment of U.S. Patents 6,101,946 or 6,913,879 or their issued or pending foreign equivalents owned by Developer.

This assignment does not limit Developer from using identical or similar trade secrets and protocols for disease tests other than ovarian cancer.

Under the terms of this assignment, it is understood that Company will license biomarkers from third parties and make them available to Developer for printing.

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